As filed with the Securities and Exchange Commission on November 13, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 8, 2017

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Item 8.01.  Other Events.

On November 8, 2017, B&G Foods issued a press release announcing the pricing of a registered public offering of $400 million aggregate principal amount of 5.25% senior notes due 2025 at a price to the public of 101% of their face value.  The offering has been upsized from the previously announced amount of $350.0 million.  The notes will be issued as additional notes under the same indenture as our 5.25% senior notes due 2025 that were originally issued on April 3, 2017 and, as such, will form a single series and trade interchangeably with such previously issued notes.  The notes will be guaranteed on a senior unsecured basis by certain subsidiaries of B&G Foods.  The offering is expected to close on November 20, 2017.

B&G Foods estimates that the net proceeds from the offering will be approximately $398 million after deducting underwriting discounts and other fees and expenses related to the offering.  We intend to use the net proceeds of the offering to repay all of the outstanding borrowings under our revolving credit facility and to pay related fees and expenses.  We intend  to use the remaining net proceeds for general corporate purposes, which could include, among other things, repayment of other long term debt or possible acquisitions.

The issuance of the notes has been registered pursuant to B&G Foods’ automatic shelf registration statement on Form S-3 (File No. 333-212975), filed with the Securities and Exchange Commission on August 8, 2016, and the prospectus supplement, dated November 8, 2017, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

In connection with the offering, B&G Foods has entered into an underwriting agreement, dated as of November 8, 2017, with Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC as representatives of the several underwriters named therein, relating to the issuance and sale to the underwriters of the notes.

The underwriting agreement contains customary representations and warranties, closing conditions and indemnification obligations.  A copy of the underwriting agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference.

A copy of the press release announcing the pricing of the public offering is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

1.1

Underwriting Agreement, dated as of November 8, 2017, between B&G Foods, Inc. and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC as Representatives of the Several Underwriters named in Schedule A thereto

99.1	Press Release dated November 8, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: November 13, 2017	By:	/s/ Scott E. Lerner
Scott E. Lerner Executive Vice President, General Counsel and Secretary